UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Baxano Surgical, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 17, 2014. The stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 24, 2014.

Proposal 1: To elect three Class I directors to serve on the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Paul LaViolette	29,392,195	464,779	7,952,820
Mark Stautberg	28,271,675	1,585,299	7,952,820
James Shapiro	29,391,421	465,553	7,952,820

All Class I director nominees were duly elected.

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes were cast as follows:

For	Against	Abstain
37,225,043	493,611	91,140

Proposal 2 was approved.

Proposal 3: To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 150,000,000. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
29,351,414	493,211	12,349	7,952,820

Proposal 3 was approved.

Proposal 4: To approve the Company’s March 2014 offering of securities. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
29,464,363	379,011	13,600	7,952,820

Proposal 4 was approved.

Proposal 5: To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
29,258,236	396,628	202,110	7,952,820

Proposal 5 was approved.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: April 17, 2014	By:	/s/ Timothy M. Shannon
Timothy M. Shannon
Chief Financial Officer